EXHIBIT 10.4

CONVERTIBLE PROMISSORY NOTE (INTEREST ONLY)

$70,000 Tampa, Florida

1.      Names

Borrower

Seafarer Exploration Corp., a Florida corporation 14497 N Dale Mabry Hwy
Suite 209N
Tampa. FL 33618

Lender

Edward P. Moore

2.      Promise to Pay

For value received. Borrower unconditionally promises to pay Lender Seventy Thousand Dollars ($70.000) (the "Principal Amount") and interest at the yearly rate of 6% on the unpaid balance as specified below

3.      Interests Payments

Borrower will pay interest an the first day of each month beginning April 7, 2010 and ending on November 7, 2010 The amount of each interest payment will be $350.00

4.      Principal Payment

Borrower will pay the principal in full on or before November 7, 2010, together with any accrued interest

5.      Loan Acceleration

If Borrower is more than 15 days late in making any payment, Lender may declare that the entire balance of unpaid principal is due immediately together with the interest that has accrued

6.      Security

Borrower agrees that until the principal and interest owed under this promissory note are paid in full this note will be secured by a security agreement and Uniform Commercial Code Financing Statement giving Lender a security interest in the equipment_ fixtures. inventory, accounts receivable, and intellectual property. currently existing or acquired/developed during the term of this agreement, of Seafarer Exploration Corp. (the "Loan Documents')

Convertible Promissory Note (Interest Only)

7.     Conversion

Lender may at its option elect to convert all or a portion of the outstanding Principal Amount and unpaid accrued interest thereon as of such date into shares of the Borrower's Common Stock. par value $0.0001 per share (the -Common Stock"), in accordance with this Paragraph 8 at any time The Lender shall notify Borrower in writing of the date on which such conversion is to be effectuated (such date the -Conversion Date') The number of shares of Common Stock (calculated to the nearest whole share) to which Lender shall be entitled upon such conversion shall be determined by dividing the outstanding Principal Amount and unpaid accrued interest thereon to be converted by $0.008 (the "Share Price") On the Conversion Date Lender shall surrender this Note to Borrower or its transfer agent. and Lender shall receive from Borrower share certificates evidencing Common Stock in the name or names in which Lender wishes such certificate or certificates for the Common Stock to be issued and. if the entire Principal Amount is root converted. a replacement note in the amount of the unconverted Principal Amount

If Lender is unable to deliver this Note, Lender shall notify Borrower that such Note has been lost, stolen or destroyed and shall deliver to Borrower an acknowledgement that all or part of the obligations evidenced by this Note shall have been upon the Conversion Date deemed satisfied If the entire principal balance is not converted, Lender shall receive a replacement note in the amount of the unconverted Principal Amount If requested by Borrower Lender shall execute an agreement reasonably satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with inability of Lender to deliver such Note

8.     Collection Costs

if Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender's costs and attorney's fees in an amount the court finds to be reasonable The Borrower also shall pay on demand all reasonable costs and expenses. if any, of Lender (including attorneys' fees) in connection with the enforcement of this note or any other Loan Documents including, without limitation, costs and expenses sustained by Lender as a result of any failure by the Borrower to perform or observe its obligations contained herein or in the Loan Documents. If the Note becomes in default or certain terms are violated. the mediation as contemplated by Paragraph 18 below is unsuccessful, and Lender retains and places the matter in the hands of an attorney for cure or collection_ Borrower shall be obligated to pay all costs and expenses of collection of said monies by legal action, foreclosure or otherwise. and all costs and expenses along with legal fees for actions under contracts and covenants herein, including, but not limited to attorneys' fees for negotiations, arbitration, trial, appellate proceedings, bankruptcy proceedings including fees incurred for collection of attorneys' fees, and other legal services Attorneys' fees shall also include hourly charges for paralegal and other staff members operating under the supervision of an attorney.

Convertible Promissory Note (Interest Only)

9. Entire Agreement

This Agreement (together with any exhibits) and the Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof superseding all prior or contemporaneous discussions. understandings or agreements whether written or verbal This Agreement and the Loan Documents may not be changed. modified, explained or supplemented by any extrinsic evidence. including but not limited to. usage of trade, course of dealing and course of performance

10.       Successors and Assignees

This Agreement binds and benefits the heirs, successors and assignees of the parties

11.       Shareholders, Officers and Directors Not Liable

In the absence of fraud no shareholder, officer or director of Borrower shall be liable for any amounts due or payable pursuant to this Note

12. Notices

Al! notices must be in writing A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing A notice may be delivered

•      In person
•      By certified mail, or
•      By overnight courier

13. Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Florida without regard to any rules of conflict or choice of laws which require the application of the laws of another jurisdiction, and venue shall be proper in Tampa, Hillsborough County, Florida.

14.           Modification

This Agreement may be modified only by a writing signed by the party against whom such modification is sought to be enforced

15.           Waiver

If one party waives any term or provision of this Agreement at any time, that waiver will be effective only for the specific instance and specific purposes for which the waiver was given If either party fails to exercise or delays exercising any of its rights or remedies under this Agreement, that party retains the right to enforce that term or provision at a later time

Convertible Promissory Note (Interest Only)

16. Severability

If any court determines that any provision of this Agreement is invalid or unenforceable. any invalidity or unenforceability will affect only that provision and will not make any other provision of this Agreement invalid or unenforceable and such provision shall be modified. amended or limited only to the extent necessary to render it valid and enforceable

17. Disputes

If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected. The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute If the dispute is not resolved within 30 days after it is referred to the mediator, either party may take the matter to court.

BORROWER
Seafarer Exploration Corp. a Florida corporation
14497 N Dale Mabry Hwy. Suite 209N
Tampa. FL 33618

Dated 4/12/10

By: /s/ Kyle Kennedy
Kyle Kennedy
CEO/Director

LENDER
Edward P. Moore

Dated: 04/8/2010

By: /s/ Edward P Moore
Edward P Moore

Convertible Promissor„ Note (Interest Only)